UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 24, 2011

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Amyris, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8–K/A to the Company’s Current Report on Form 8–K dated May 24, 2011, which was filed on May 25, 2011, in order to disclose how often the Company intends to conduct stockholder advisory votes on executive compensation.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the Company’s 2011 Annual Meeting of Stockholders held on May 24, 2011, the stockholders voted to approve conducting an advisory vote on the compensation of the Company’s named executive officers once every three years. In light of this vote, which was consistent with the recommendation of the Board of Directors, the Company intends to include an advisory vote on the compensation of the Company’s named executive officers once every three years until the next required vote on the frequency of such advisory vote, although an earlier vote on frequency may be held at the Board of Directors’ discretion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: July 20, 2011	By:	/s/ Tamara Tompkins
Tamara Tompkins
SVP and General Counsel